Exhibit 4.39
Amending Deed — Performing Subsidiary Intercreditor Deed
Dated 23 June 2009
Asbestos Injuries Compensation Fund Limited in its capacity as trustee for the Charitable Fund (“Fund Trustee”)
The State of New South Wales (“NSW Government”)
James Hardie 117 Pty Limited (formerly known as LGTDD Pty Limited) (“JH117”)
AET Structured Finance Services Pty Limited (“Guarantee Trustee”)
Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref: 02-5501-6101

Amending Deed — Performing Subsidiary Intercreditor Deed
Contents

Details		1
General terms		2
1	Interpretation	2
2	Confirmations and acknowledgement	2
2.1	Confirmation in relation to definition of “JHINV”	2
2.2	Confirmation	2
2.3	Conflict	3
2.4	Consideration	3
3	Amendments	3
4	Costs	3
5	General	3
6	Counterparts	3
7	Governing law	3
8	Guarantee Trustee limitation of liability	3
Schedule 1 — Irish Registration Date Amendments		4
Signing page		5

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Amending Deed — Performing Subsidiary Intercreditor Deed
Details

Parties	Fund Trustee, NSW Government, JH117 and the Guarantee Trustee

Fund Trustee	Name	Asbestos Injuries Compensation Fund Limited a company limited by guarantee incorporated under the laws of the State of New South Wales, Australia, in its capacity as trustee for the Charitable Fund established under the Amended and Restated Trust Deed dated 14 December 2006 between it as trustee and JHINV

	ACN	117 363 461

	Address	Level 7, 233 Castlereagh Street, Sydney NSW 2000

NSW Government	Name	The State of New South Wales

	Address	c/- Department of Premier and Cabinet, Level 39, Governor Macquarie Tower, 1 Farrer Place, Sydney, NSW, 2000

JH117	Name	James Hardie 117 Pty Limited

	ABN	30 116 110 948

	Address	Level 3, 22 Pitt Street, Sydney in the State of New South Wales

Guarantee Trustee	Name	AET Structured Finance Services Pty Ltd in its capacity as trustee for the Financiers under the Guarantee Trust

	ABN	12 106 424 088

	Address	Level 22, 207 Kent Street, Sydney, NSW, 2000

Recitals	The Fund Trustee, NSW Government, JH117 and the Guarantee Trustee are parties to the Performing Subsidiary Intercreditor Deed and wish to amend the Performing Subsidiary Intercreditor Deed on the terms set out in this deed.

Date of Amending Deed	June 2009

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Amending Deed — Performing Subsidiary Intercreditor Deed
General terms
1	Interpretation

These meanings apply unless the contrary intention appears:

Irish Registration Date means the date on which JHISE is registered by the Registrar of Companies of Ireland as having its registered office in Ireland.

JHINV means James Hardie Industries N.V. (ARBN 097 829 895).

JHISE means JHINV once it has converted from its present corporate form as a Dutch NV (Naamloze Vernootschap) into an SE (Societas Europaea).

Performing Subsidiary Intercreditor Deed means the document entitled “Performing Subsidiary Intercreditor Deed” dated 19 December 2006 between the NSW Government, the Fund Trustee, JH117 and the Guarantee Trustee.

SE Transformation Date means the date on which JHINV is registered as a “Societas Europaea” on the Dutch Trade Register pursuant to the European Union Council Regulation 2157/2001.

2	Confirmations and acknowledgement

2.1	Confirmation in relation to definition of “JHINV”

Each party confirms that the definition of “JHINV” for the purposes of the Performing Subsidiary Intercreditor Deed is a reference to:
(a)	with effect on and from the SE Transformation Date up to the Irish Registration Date, JHISE with its corporate seat in the Netherlands; and

(b)	with effect on and from the Irish Registration Date, JHISE with its corporate seat in the Republic of Ireland.
2.2	Confirmation

Each party confirms that, other than as provided for in clause 3 (“Amendments”):
(a)	it is bound by and will continue to be bound by the Performing Subsidiary Intercreditor Deed; and

(b)	the Performing Subsidiary Intercreditor Deed remains in full force and effect and enforceable against it, up to, including and after each of the SE Transformation Date and the Irish Registration Date.

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2.3	Conflict

If there is a conflict between the Performing Subsidiary Intercreditor Deed and this deed, the terms of this deed prevail.

2.4	Consideration

This deed is entered into in consideration of the parties’ exchange of promises under this deed and the receipt of valuable consideration which is hereby acknowledged.

3	Amendments

As from the Irish Registration Date, the Performing Subsidiary Intercreditor Deed is amended as set out in schedule 1.

4	Costs

Each party shall be responsible for its own costs, charges and expenses in connection with the preparation, negotiation and execution of this deed.

5	General

Clause 11 (“Notices”) of the Performing Subsidiary Intercreditor Deed applies to this deed as if it was fully set out in this deed.

6	Counterparts

This deed may consist of a number of copies each signed by one or more parties to the deed. If so, the signed copies are treated as making up the one document.

7	Governing law

This deed is governed by the law in force in New South Wales. Each party submits to the non-exclusive jurisdiction of the courts of that place and waives any right to claim that those courts are an inconvenient forum.

8	Guarantee Trustee limitation of liability

Clause 15 (“Undertaking and Guarantee Trustee limitation of liability”) of the Performing Subsidiary Intercreditor Deed applies to this deed as if fully set out in this deed.
EXECUTED as an deed

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Amending Deed — Performing Subsidiary Intercreditor Deed
Schedule 1 — Irish Registration Date Amendments
The Performing Subsidiary Intercreditor Deed is amended as follows:
•	Clause 1 of Attachment A is amended by deleting the definition of “Insolvency Official” and replacing it with the following:
“Insolvency Official means a custodian, receiver, receiver and manager, trustee, liquidator, provisional liquidator, administrator, examiner or any other officer appointed in connection with the Insolvency of the Performing Subsidiary”.
•	The definition of “Insolvent” in clause 1 of Attachment A is amended by deleting paragraph (b) and replacing it with the following paragraph:
“(b)	was established under Irish law and files a petition with any court in the Republic of Ireland in relation to its liquidation, the bringing forward of a scheme of arrangement or the appointment of an examiner;”.
•	The definition of “Reconstruction Event” in clause 1 of Attachment A is amended by deleting paragraph (c) and replacing it with the following paragraph:
“(c)	a filing of a petition for the appointment of an examiner or the bringing forward of a scheme of arrangement under Irish law;”.
•	The definition of “Wind-Up Event” in clause 1 of Attachment A is amended by deleting paragraphs (d) and (e) and replacing them with the following paragraphs:
“(d)	the dissolution of such Person under Irish law or the law of any other jurisdiction;

(e)	[intentionally blank];”.

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Amending Deed — Performing Subsidiary Intercreditor Deed
Signing page
DATED: 23 June 2009

SIGNED, SEALED AND
DELIVERED by The Honourable
John Hatzistergos MLC
Attorney-General of New South Wales

for THE STATE OF NEW SOUTH
WALES in the presence of:

/s/ Leigh Rae Sanderson

Signature of witness

Leigh Rae Sanderson

Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Hatzistergos Signature Attorney General Office of Signatory

EXECUTED by ASBESTOS
INJURIES COMPENSATION
FUND LIMITED in accordance with
section 127(1) of the Corporations Act
2001 (Cwlth) by authority of its
directors:

/s/ Joanne Marchione

Signature of director

Joanne Marchione

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Dallas Booth Signature of ~~director~~/company secretary* *delete whichever is not applicable Dallas Booth Name of ~~director~~/company secretary* (block letters) *delete whichever is not applicable

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EXECUTED by JAMES HARDIE
117 PTY LIMITED in accordance
with section 127(1) of the Corporations
Act 2001 (Cwlth) by authority of its
directors:

/s/ Bruce Potts

Signature of director

Bruce Potts

Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Marcin Firek Signature of ~~director~~/company secretary* *delete whichever is not applicable Marcin Firek Name of ~~director~~/company secretary* (block letters) *delete whichever is not applicable
The Common Seal of AET Structured Finance Services Pty Limited
ABN 12 106 424 088 was affixed with the authority of:

/s/ Philip John Walter Joseph	(signed)

Philip John Walter Joseph	(print name)

Authorised Officer

/s/ Glenn White	(signed)

Glenn White	(print name)

Authorised Officer

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